As filed with the Securities and Exchange Commission on November 14, 2008

 Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

FROZEN FOOD EXPRESS INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)
Texas (State or Other Jurisdiction of Incorporation or Organization)	75-1031831 (I.R.S. Employer Identification Number)
1145 Empire Central Place Dallas, Texas 75247-4309 (Address of Principal Executive Offices)	75247-4309 (Zip Code)

Frozen Food Express Industries, Inc.
2005 Non-Employee Director Restricted Stock Plan
(Full Title of the Plan)

Stoney M. Stubbs, Jr.
Chairman of the Board, President and Chief Executive Officer
Frozen Food Express Industries, Inc.
1145 Empire Central Place
Dallas, Texas 75247-4309
(214) 630-8090
(Name, address and telephone number of agent for service)

with a copy to:

Roger Bivans
Baker & McKenzie LLP
2001 Ross Avenue, Suite 2300
Dallas, Texas  75201
(214) 978-3000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

               Large Accelerated Filer                                                    ☐                                                  Accelerated Filer                                ☒
               Non-accelerated Filer                                               ☐                                                                                          Smaller reporting company               ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered (1)	Amount to be Registered	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock $1.50 par value	50,000	$5.12	$256,000.00	$10.06

(1)
Shares of common stock of Frozen Food Express Industries, Inc. (the “Registrant”), $1.50 par value per share (the “Common Stock”), being registered hereby relate to the Frozen Food Express Industries, Inc. 2005 Non-Employee Director Restricted Stock Plan.  Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock in respect of the securities identified in the above table as a result of any stock dividend, stock split, recapitalization or other similar transaction.

(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) promulgated under the Securities Act, on the basis of the average of the high and low prices of the Common Stock on November 13, 2008, as reported by the NASDAQ.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is filed by Frozen Food Express Industries, Inc., a Texas corporation, relating to an additional 50,000 shares of common stock to be offered pursuant to the terms of the Frozen Food Express Industries, Inc. 2005 Non-Employee Director Restricted Stock Plan.  The contents of our Registration Statement on Form S-8 as filed with the Securities and Exchange Commission (the “Commission”) on September 6, 2005 (File No. 333-128125) are hereby incorporated by reference.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information specified by Items 1 and 2 of Part I of Form S-8 is omitted from this Registration Statement in accordance with the provisions of Rule 428 under the Securities Act and the introductory Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.                      Incorporation of Documents by Reference.

The following documents that we have filed with the Commission are hereby incorporated by reference into this Registration Statement:

(a)	The Registrant's Annual Report on Form 10-K for the year ended December 31, 2007, which was filed with the Commission on March 14, 2008;

(b)	The Registrant 's Current Reports on Form 8-K filed with the Commission on February 14, 2008, February 21, 2008, March 4, 2008, March 6, 2008, May 16, 2008, August 11, 2008 and September 3, 2008;

(c)	The Registrant 's Quarterly Report on Form 10-Q for the quarter ended March 31, 2008 filed with the Commission on April 30, 2008;

(d)	The Registrant 's Annual Report of Employee Savings Plan on Form 11-K for the fiscal year ended December 31, 2007 filed with the Commission on June 26, 2008;

(e)	The Registrant 's Quarterly Report on Form 10-Q for the quarter ended June 30, 2008 filed with the Commission on August 1, 2008;

(f)	The Registrant 's Quarterly Report on Form 10-Q for the quarter ended September 30, 2008 filed with the Commission on November 7, 2008; and

(g)
The description of the Registrant 's  Common Stock as contained in the Registrant's Registration Statement on Form 8-A, filed with the SEC on April 26, 1972, including all amendments and reports filed for the purpose of updating that description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment to the Registration Statement which indicates that all shares of Common Stock offered hereunder have been sold or which deregisters all shares then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which is also or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.  Exhibits.

Exhibit No.	Description
4.1
Amended and Restated Articles of Incorporation of Frozen Food Express Industries, Inc. (incorporated herein by reference to Exhibit 3(i) to Registrant’s Current Report on Form 8-K filed on May 29, 2007).

4.2	Amended and Restated Bylaws of the Registrant, as amended (incorporated herein by reference to Exhibit 3.2 to Registrant's Annual Report on Form 10-K for the year ended December 31, 2006).
4.3
First Amendment to Amended and Restated Bylaws of Frozen Food Express Industries, Inc. (incorporated herein by reference to Exhibit 3.1 to Registrant’s Current Report on Form 8-K filed on February 21, 2008).

4.4	Amended and Restated 2005 Non-Employee Director Restricted Stock Plan (incorporated herein by reference to Exhibit 10.1 to Registrant’s Current Report on Form 8-K filed on May 16, 2008).
4.5
Rights Agreement dated as of June 14, 2000, between the Registrant and Fleet National Bank, which includes as exhibits, the form of the Rights Certificate and the Summary of Rights (incorporated herein by reference to Exhibit 4.1 to Registrant's Form 8-A Registration Statement filed on June 19, 2000).

5.1*	Opinion of Baker & McKenzie.
23.1*	Consent of Grant Thornton LLP.
23.2*	Consent of KPMG LLP.
23.3*	Consent of Baker & McKenzie (included in Exhibit 5.1).
24.1*	Power of Attorney (included in the signature page to this Registration Statement)
_______

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on this 14th day of November, 2008.

FROZEN FOOD EXPRESS INDUSTRIES, INC.,
a Texas corporation

By:    /s/ Thomas G. Yetter
Thomas G. Yetter
Senior Vice President and Chief
Financial Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of Frozen Food Express Industries, Inc., a Texas corporation, hereby severally and individually constitute and appoint Stoney M. Stubbs, Jr. and Thomas G. Yetter, and each of them, the true and lawful attorneys and agents of each of us to execute in the name, place and stead of each of us (individually and in any capacity stated below) any and all amendments to this Registration Statement on Form S-8, and all instruments necessary or advisable in connection therewith, and to file the same with the Securities and Exchange Commission, each of said attorneys and agents to have power to act with or without the other and to have full power and authority to do and perform in the name and on behalf of each of the undersigned every act whatsoever necessary or advisable to be done in the premises as fully and to all intents and purposes as any of the undersigned might or could do in person, and we hereby ratify and confirm our signatures as they may be signed by our said attorneys and agents and each of them to any and all such amendments and other instruments.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Stoney M. Stubbs, Jr.
Stoney M. Stubbs, Jr.	Chairman and Chief Executive Officer (Principal Executive Officer), Director	November 14, 2008

/s/ Thomas G. Yetter
Thomas G. Yetter	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer), Director	November 14, 2008

/s/ Stoney Russell Stubbs
Stoney Russell Stubbs	Senior Vice President and Chief Operating Officer, Director	November 14, 2008

/s/ Jerry T. Armstrong
Jerry T. Armstrong	Director	November 14, 2008

/s/ W. Mike Baggett
W. Mike Baggett	Director	November 14, 2008

/s/ Brian R. Blackmarr
Brian R. Blackmarr	Director	November 14, 2008

/s/ Barrett D. Clark
Barrett D. Clark	Director	November 14, 2008

/s/ Leroy Hallman
Leroy Hallman	Director	November 14, 2008

/s/ T. Michael O’Connor
T. Michael O’Connor	Director	November 14, 2008

EXHIBIT INDEX

Exhibit No.	Description
4.1
Amended and Restated Articles of Incorporation of Frozen Food Express Industries, Inc. (incorporated herein by reference to Exhibit 3(i) to Registrant’s Current Report on Form 8-K filed on May 29, 2007).

4.2	Amended and Restated Bylaws of the Registrant, as amended (incorporated herein by reference to Exhibit 3.2 to Registrant's Annual Report on Form 10-K for the year ended December 31, 2006).
4.3
First Amendment to Amended and Restated Bylaws of Frozen Food Express Industries, Inc. (incorporated herein by reference to Exhibit 3.1 to Registrant’s Current Report on Form 8-K filed on February 21, 2008).

4.4	Amended and Restated 2005 Non-Employee Director Restricted Stock Plan (incorporated herein by reference to Exhibit 10.1 to Registrant’s Current Report on Form 8-K filed on May 16, 2008).
4.5
Rights Agreement dated as of June 14, 2000, between the Registrant and Fleet National Bank, which includes as exhibits, the form of the Rights Certificate and the Summary of Rights (incorporated herein by reference to Exhibit 4.1 to Registrant's Form 8-A Registration Statement filed on June 19, 2000).

5.1*	Opinion of Baker & McKenzie.
23.1*	Consent of Grant Thornton LLP.
23.2*	Consent of KPMG LLP.
23.3*	Consent of Baker & McKenzie (included in Exhibit 5.1).
24.1*	Power of Attorney (included in the signature page to this Registration Statement)
__________

*           Filed herewith.